Exhibit 10.2
EXECUTION VERSION
SECOND INCREMENTAL LOAN ASSUMPTION AGREEMENT
November 24, 2010
Rentech Energy Midwest Corporation
10877 Wilshire Boulevard
Suite 7100
Los Angeles, California 90024
Rentech, Inc.
10877 Wilshire Boulevard
Suite 7100
Los Angeles, California 90024

Re:	Incremental Loan Commitments
Ladies and Gentlemen:
Reference is hereby made to the Credit Agreement, dated as of January 29, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rentech Energy Midwest Corporation (the “Borrower”), Rentech, Inc. (“Holdings”), the banks, financial institutions and other entities party to the Credit Agreement as lenders (the “Lenders”), Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Each Lender (each, an “Incremental Lender”) party to this Second Incremental Loan Assumption Agreement (including Annex I hereto, this “Second Incremental Loan Assumption Agreement”) hereby severally agrees to provide the Incremental Loan Commitment set forth opposite its name on Annex I hereto (for each such Incremental Lender, its “Incremental Loan Commitment”). Each Incremental Loan Commitment provided pursuant to this Second Incremental Loan Assumption Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 2.21 thereof.
This Second Incremental Loan Assumption Agreement constitutes the Borrower’s written request to the Administrative Agent for Incremental Loan Commitments pursuant to Section 2.21(a) of the Credit Agreement (the “Incremental Loan Commitment Request”) and, in connection therewith, the Borrower hereby notifies the Administrative Agent that: (i) the amount of the Incremental Loan Commitments being requested is $52,000,000, (ii) the date on which such Incremental Loan Commitments are requested to be effective is November 26, 2010, and (iii) such Incremental Loan Commitments are commitments to make Other Loans.
Each Incremental Lender acknowledges and agrees that the Incremental Loan Commitments provided pursuant to this Second Incremental Loan Assumption Agreement, in the aggregate amount set forth on Annex I hereto, shall constitute Commitments under the Credit Agreement for Other Loans increasing the amount of the Commitments in effect immediately prior to the effectiveness of this Second Incremental Loan Assumption Agreement.

Each of the parties to this Second Incremental Loan Assumption Agreement hereby agrees to the terms and conditions set forth in the second preceding paragraph and on Annex I hereto in respect of each Incremental Loan Commitment and the Other Loans provided pursuant to this Second Incremental Loan Assumption Agreement.
Each Incremental Lender party to this Second Incremental Loan Assumption Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Second Incremental Loan Assumption Agreement and to become an Incremental Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Lender or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, (iii) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, and (v) in the case of each Incremental Lender (if any) that is a Foreign Lender, attaches the documentation required under Section 2.15(e) of the Credit Agreement.
This Second Incremental Loan Assumption Agreement, and the Incremental Loan Commitments provided hereunder, shall become effective on the date (the “Incremental Loan Closing Date”) upon which all of the conditions set forth in Section 3 of Annex I hereto are satisfied. Upon the Incremental Loan Closing Date, each Incremental Lender party hereto shall automatically become a Lender pursuant to the Credit Agreement and, except as otherwise expressly provided in Section 2 of Annex I hereto, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents. The Administrative Agent shall promptly notify each Lender of the occurrence of the Incremental Loan Closing Date.
The Borrower hereby acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Loan Commitments provided pursuant to this Second Incremental Loan Assumption Agreement, including any Other Loans made pursuant to the Incremental Loan Commitments and (ii) all such Obligations shall be secured by the Collateral under, and be entitled to the benefits of, the Security Documents.
Each Guarantor hereby acknowledges and agrees that (i) its consent to this Second Incremental Loan Assumption Agreement is not required, but each Guarantor nevertheless hereby agrees and consents to this Second Incremental Loan Assumption Agreement and to the documents and agreements referred to herein, (ii) notwithstanding the effectiveness of this Second Incremental Loan Assumption Agreement, such Guarantor’s Guarantee shall remain in full force and effect without modification thereto, (iii) nothing herein shall in any way limit any of the terms or provisions of any Guarantor’s Guarantee or any other Loan Document executed by any Guarantor (as the same may be amended, amended and restated,

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supplemented or otherwise modified from time to time), all of which are hereby ratified, confirmed and affirmed in all respects, (iv) all Obligations with respect to the Incremental Loan Commitments provided pursuant to this Second Incremental Loan Assumption Agreement and any Other Loans made pursuant to the Incremental Loan Commitments shall be (x) fully guaranteed pursuant to the Guarantee and Collateral Agreement in accordance with the terms and provisions thereof and (y) secured by the Collateral under, and be entitled to the benefits of, the Security Documents, (v) no other agreement, instrument, consent or document shall be required to give effect to this paragraph, and (vi) the Borrower, Holdings, the Agents and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Loan Documents without notice to or consent from any Guarantor (other than, to the extent expressly required under Section 9.08 of the Credit Agreement, Holdings) and without affecting the validity or enforceability of any Guarantor’s Guarantee or Collateral or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s Guarantee or Collateral.
This Second Incremental Loan Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Incremental Loan Assumption Agreement by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Second Incremental Loan Assumption Agreement.
After the execution and delivery to the Administrative Agent of a fully executed copy of this Second Incremental Loan Assumption Agreement by the parties hereto, this Second Incremental Loan Assumption Agreement may be changed, modified or varied only by written instrument in accordance with the requirements for the modification of any Loan Document pursuant to Section 9.08(b) of the Credit Agreement.
THIS SECOND INCREMENTAL LOAN ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
Neither the Borrower nor Holdings shall assign or delegate any of their respective rights or obligations under this Second Incremental Loan Assumption Agreement without the prior written consent of each of the other parties hereto (and any attempted assignment or delegation without such consent shall be null and void). This Second Incremental Loan Assumption Agreement is intended to be solely for the benefit of the parties hereto, and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto.
The Borrower may accept this Second Incremental Loan Assumption Agreement by executing and delivering and returning a copy of this Second Incremental Loan Assumption Agreement to the Administrative Agent before 8:00 p.m. (New York City time) on November 24, 2010. If the Borrower does not so accept this Second Incremental Loan Assumption Agreement by such time, the Incremental Loan Commitments set forth in this Second Incremental Loan Assumption Agreement shall be deemed automatically cancelled.
[Signature pages follow]

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Very truly yours, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Mikhail Faybusovich

	Name:	Mikhail Faybusovich
	Title:	Vice President

By:	/s/ Vipul Dhadda

	Name:	Vipul Dhadda
	Title:	Associate
[Signature Page to Second Incremental Loan Assumption Agreement]

SPECIAL SITUATIONS INVESTING GROUP, INC., as Incremental Lender

By:	/s/ Robert G. Frahm III

	Name:	Robert G. Frahm III
	Title:	Authorized Signatory
[Signature Page to Second Incremental Loan Assumption Agreement]

HPS SENIOR LOAN FUND II L.P., as Incremental Lender

By:	HIGHBRIDGE PRINCIPAL STRATEGIES, LLC, its Investment Manager

	By:	/s/ Kevin Griffin

		Name:	Kevin Griffin
		Title:	Managing Director

HIGHBRIDGE SENIOR LOAN HOLDINGS L.P., as Incremental Lender

By:	HIGHBRIDGE PRINCIPAL STRATEGIES, LLC, its Investment Manager

	By:	/s/ Kevin Griffin

		Name:	Kevin Griffin
		Title:	Managing Director
[Signature Page to Second Incremental Loan Assumption Agreement]

AGREED AND ACCEPTED
AS OF THE DATE FIRST ABOVE WRITTEN
RENTECH ENERGY MIDWEST CORPORATION,
as Borrower

By:	/s/ Dan J. Cohrs

	Name:	Dan J. Cohrs
	Title:	Vice President & Treasurer
Each Guarantor acknowledges and agrees to the foregoing provisions of the Second Incremental Loan Assumption Agreement, specifically including the acknowledgments and agreements made by it pursuant to the ninth paragraph of the Second Incremental Loan Assumption Agreement.
RENTECH, INC., as Holdings and as Guarantor
RENTECH SILVAGAS LLC, as Guarantor
RENTECH DEVELOPMENT CORPORATION, as Guarantor
RENTECH SERVICES CORPORATION, as Guarantor
SILVAGAS CORPORATION, as Guarantor
RENTECH ENERGY TECHNOLOGY CENTER, LLC, as Guarantor

By:	/s/ Dan J. Cohrs

	Name:	Dan J. Cohrs
	Title:	CFO & Executive Vice President
[Signature Page to Second Incremental Loan Assumption Agreement]

ANNEX I
TERMS AND CONDITIONS FOR
SECOND INCREMENTAL LOAN ASSUMPTION AGREEMENT
SECTION 1. Incremental Loan Commitments

Name of Incremental Lender	Amount of Incremental Loan Commitment
HPS Senior Loan Fund II L.P.	$3,420,000.00
Highbridge Senior Loan Holdings L.P.	$22,580,000.00
Special Situations Investing Group, Inc.	$26,000,000.00

Total	$52,000,000.00
SECTION 2. Terms of the Other Loans
The Incremental Loan Maturity Date of the Other Loans shall be July 29, 2014.
The terms of the Other Loans made pursuant to the Incremental Loan Commitments provided for in the Second Incremental Loan Assumption Agreement shall be identical to the terms of the Loans, except that (i) the Other Loans shall be issued with an original issue discount such that the Other Loans made by any Incremental Lender result in aggregate proceeds to the Borrower in an amount equal to 98.0% of such Incremental Lender’s Incremental Loan Commitment, (ii) the Net Cash Proceeds of such Other Loans shall be used to make a loan to Holdings in accordance with the requirements specified in the definition of “Holdings Loan” and/or to pay cash dividends in accordance with Section 6.06(a)(vii) of the Credit Agreement, and (iii) pursuant to Section 2.08(a)(ii) of the Credit Agreement, the Borrower shall pay to the Administrative Agent for the account of the Incremental Lenders holding Other Loans, on each Incremental Loan Repayment Date specified below, a principal amount of the Other Loans (as adjusted from time to time pursuant to Sections 2.08(b), 2.09 and 2.10(f) of the Credit Agreement) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Incremental Loan	Percentage of Amount of the
Repayment Date	Incremental Loan Commitments

December 31, 2010	1.875%
March 31, 2011	1.875%
June 30, 2011	1.875%
September 30, 2011	1.875%
December 31, 2011	1.875%
March 31, 2012	3.75%
June 30, 2012	3.75%
September 30, 2012	3.75%
December 31, 2012	3.75%
March 31, 2013	3.75%
June 30, 2013	3.75%
September 30, 2013	3.75%
December 31, 2013	3.75%
March 31, 2014	3.75%
June 30, 2014	3.75%
Incremental Loan Maturity Date	53.125%

Annex I-1

SECTION 3. Conditions to Effectiveness
The effectiveness of the Second Incremental Loan Assumption Agreement and the Incremental Loan Commitments provided thereunder are subject to satisfaction of the following conditions:
(a) The Administrative Agent shall have received a copy of the Second Incremental Loan Assumption Agreement, duly executed and delivered by each of the parties thereto.
(b) The date specified in the Incremental Loan Commitment Request contained in the Second Incremental Loan Assumption Agreement on which the Incremental Loan Commitments are requested to become effective shall have occurred.
(c) The representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Incremental Loan Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
(d) At the time of and immediately after the making of the Other Loans, no Default or Event of Default shall have occurred and be continuing.
(e) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Latham & Watkins, LLP, counsel for Holdings and the Borrower, in form and substance satisfactory to the Administrative Agent, and (ii) Holland & Hart LLP, local counsel for Holdings and the Borrower, in form and substance satisfactory to the Administrative Agent, in each case, (A) dated the Incremental Loan Closing Date, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such matters relating to the Loan Documents and the Incremental Loan Commitments as the Administrative Agent shall reasonably request, and Holdings and the Borrower hereby request such counsel to deliver such opinions.
(f) The Administrative Agent shall have received (i) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Incremental Loan Closing Date certifying (A) that, except as attached thereto, there have been no changes to the organizational documents of any Loan Party since the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings pursuant to the Incremental Loan Commitments, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection with the Second Incremental Loan Assumption Agreement on behalf of such Loan Party; and (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (i) above.

Annex I-2

(g) (i) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Incremental Loan Closing Date, including reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement or under any other Loan Document, including the invoiced fees, charges and disbursements of Proskauer Rose LLP in connection with the preparation, negotiation, execution, delivery and implementation of (x) the Second Incremental Loan Assumption Agreement, the Credit Agreement Amendment (as defined below), and all documents and instruments entered into or delivered in connection therewith or pursuant thereto, (y) the Memorandum of Agreement (as defined below), and (z) to the extent required under Section 3(j) below, any additional or replacement title insurance or any endorsements, coinsurance and reinsurance (the agreements, documents and instruments referred to in clauses (x), (y) and (z) above, collectively, the “Incremental Loan Commitment Documents”), (ii) Schulte Roth & Zabel LLP, counsel to the Incremental Lenders, shall have received all invoiced fees, charges and disbursements incurred by such counsel in connection with the review and negotiation of the Incremental Loan Commitment Documents in an amount not to exceed $20,000 in the aggregate, and (iii) the Incremental Lenders party to the Second Incremental Loan Assumption Agreement shall have received all invoiced fees, charges and disbursements incurred by such Incremental Lenders (A) owing to Engineering Consultant Jack Rubin in an amount not to exceed $9,000 in the aggregate, and (B) in respect of other out-of-pocket expenditures in an amount not to exceed $7,500 in the aggregate.
(h) All requisite Governmental Authorities and third parties shall have approved or consented to the transactions contemplated by either the Second Incremental Loan Assumption Agreement or the Credit Agreement Amendment to the extent required and there is no litigation, governmental, administrative or judicial action, actual or threatened in writing, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the transactions contemplated by either the Second Incremental Loan Assumption Agreement or the Credit Agreement Amendment.
(i) The Administrative Agent shall have received a memorandum of agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which record notice will be provided of the Second Incremental Loan Assumption Agreement, the Credit Agreement Amendment and the transactions contemplated thereby, duly executed and delivered by the Borrower and the Collateral Agent (the “Memorandum of Agreement”).
(j) (i) Chicago Title Insurance Company shall have issued (or executed and delivered to the Collateral Agent an irrevocable commitment to issue) in favor of the Collateral Agent, (A) such additional and/or replacement title insurance in an amount equal to (when combined with the amount of the original title insurance remaining in place) the aggregate principal amount of the Loans outstanding after giving effect to the proposed Other Loans, and (B) such endorsements, coinsurance and reinsurance as may be reasonably requested by the Collateral Agent or any Lender (including any Lender that is not an Incremental Lender), insuring such amended, amended and restated or otherwise modified Borrower Mortgage as a first lien on the Mortgaged Property (as defined therein), subject to any Liens permitted by Section 6.02 of the Credit Agreement and otherwise no less favorable to the Lenders than the original title insurance issued on the Closing Date (with such changes as are necessary to comply with customary title insurance practices), and (ii) such title insurance company (or agent therefor) shall have received all fees (including recordation and filing fees) and other amounts payable in connection with the matters specified in clause (i) above.

Annex I-3

(k) The Administrative Agent and each Lender shall have received updated UCC lien and judgment searches with respect to the Borrower and each Guarantor.
(l) The Administrative Agent shall have received a fully-executed copy of the Second Amendment to Credit Agreement, Waiver and Collateral Agent Consent, in the form of Exhibit A attached hereto (the “Credit Agreement Amendment”), and immediately prior and concurrently with the effectiveness of the Second Incremental Loan Assumption Agreement and the Incremental Loan Commitments, the Credit Agreement Amendment shall be in full force and effect.
(m) The Administrative Agent shall have received a duly-completed Borrowing Request with respect to the Incremental Loans to be made pursuant to the Incremental Loan Commitments hereunder.
SECTION 4. Termination of Incremental Loan Commitments
The Incremental Loan Commitment of each Incremental Lender under the Second Incremental Loan Assumption Agreement shall terminate at 5.00 p.m. (New York City time) on November 26, 2010.
SECTION 5. Payment of Legal Fees
Holdings and the Borrower shall, jointly and severally, pay the invoiced fees, charges and disbursements of Proskauer Rose LLP and Schulte Roth & Zabel LLP referred to in Section 3(g) above.
SECTION 6. Waiver of Defenses
Without limiting the generality of any other provision in any other Loan Document or otherwise, each of the Borrower and Holdings hereby waives any suretyship or other defenses that may arise as a result of the joint and several liability of the Borrower and Holdings under the Second Incremental Loan Assumption Agreement, and Section 2.03 of the Guarantee and Collateral Agreement is hereby incorporated herein by this reference, mutatis mutandis.

Annex I-4

EXHIBIT A
FORM OF SECOND AMENDMENT TO CREDIT AGREEMENT, WAIVER
AND COLLATERAL AGENT CONSENT
[See following pages]